Exhibit 4(i)(T)
Qimonda AG
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission.
Confidential Portions denoted by [***].
Twelfth Amendment to
(110nm) License and (90/70nm) Technical Cooperation Agreement Dated 13
November 2002
This amendment (“Amendment”) is entered into by and between
Nanya Technology Corporation, a company legally established under the laws of the Republic of China and having its head office at Hwa-Ya Technology Park 669, Fuhsing 3rd Road, Kueishan, Taoyuan, Republic of China (hereinafter “Nanya”),
and
Qimonda AG, a company legally established under the laws of Germany and having its head office at Gustav-Heinemann-Ring 212, 81609 Munich Germany (hereinafter “QAG”),
(individually “Party”; collectively “Parties”).
WHEREAS, Nanya and Infineon Technologies AG (hereinafter “Infineon”) entered into a (110 nm) License and (90/70 nm) Technical Cooperation Agreement on 13 November, 2002 (hereinafter ”TCA”), which was assigned from Infineon to QAG on 1st May 2006; and
WHEREAS, Nanya and Infineon have entered into a 9th Amendment to (110 nm) License and (90/70 nm) Technical Cooperation Agreement hereinafter “9th Amendment to TCA” which was assigned from Infineon to QAG on 1st May 2006 to add one more DDR3 interface based Contract Product (the “1G H70”) into the existing Technical Cooperation Projects; and
WHEREAS, the Parties have the joint understanding that the 1G H70 developement shall start with a pre-development phase performed by Nanya and under the contribution of relevant basic development technology of QAG,
NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, Nanya and QAG agree as follows:
1.     Development Location for the 1G H70
Following shall replace Article 6 of the 9th Amendment to TCA:
“The Management Coordinators have mutually decided, that all pre-development activities for the 1G H70 as defined in Exhibit 8.4.2 performed solely by Nanya will be performed at Nanya-Texas.
The joint development activities for the 1G H70 will be performed within the design center of QAG in Munich ”QAG-Munich”. The Parties’ foregoing joint development activities for the 1G H70 shall be performed under the terms and conditions of the TCA.
Notwithstanding the foregoing, the test activities of the 1G H70 will be performed in QAG-Munich, QAG’s design center in Raleigh ”QAG-Raleigh”, Nanya Taiwan and Nanya —Texas concurrently.”
2.     Calculation of the Development cost of the 1G H70
Following sentences shall be added to Article 4 of the 9th Amendment to TCA :
“iv) Notwithstanding the provision under Article 2 of the 9th Amendment to TCA to the contrary, Nanya shall solely bear any and all costs and expenses related to the pre-development activities as specified under Exhibit 8.4.2 and QAG shall solely bear any and all costs and expenses related to the activities as specified under Exhibit 8.4.3. QAG shall solely provide the basic development activities as specified under Exhibit 8.4.3. Nanya´s pre-development activities under Exhibit 8.4.2 as well as the basic development activities of QAG under Exhibit 8.4.3 are considered to be Background Technology and/or Background Patents. Notwithstanding the foregoing provision i) to iii) and the provision under Article 2 of the 9th Amendment to TCA to the contrary, the respective efforts of both Parties as specified under Exhibit 8.4.2 for Nanya and under Exhibit 8.4.3 for QAG are considered to be balanced.”
3.     Review of the Pre-Development Activities
Both Parties agree to jointly review the performance of the pre-development activities as specified under Exhibit 8.4.2 each month during Nanya’s performance for such activities. The foregoing review shall be held in QAG-Munich and Nanya-Texas alternately or through the video conference upon mutually agreed by the Project Managers.
4.     Milestone Plan
Replace Exhibit 8.4.1 with regard to the milestone plan for the 1G H70 by the new Exhibit 8.4.1 as attached to this Amendment.
5.     Miscellaneous
Unless explicitly amended hereunder, all of the other provisions of the TCA and its amendments thereof shall remain intact and unchanged.
6.     Effective Date
This Amendment shall be retroactively effective from 1st May 2006 upon execution by the respective duly authorized representatives of the Parties.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in duplicate by their respective duly authorized representatives as follows.

Nanya Technology Corporation		Qimonda AG

By:	/s/ Joseph Hsieh	By:	/s/ Frank Prein

Name: Joseph Hsieh Title: Senior Vice President Date: September 20, 2006		Name: Frank Prein Title: Senior Vice President Date: September 20, 2006

By:	/s/ Klaus Fleischmann

Name: Klaus Fleischmann Title: Vice President
Date: September 18, 2006

Exhibit 8.4.1: Schedules for Development Projects (Key Milestones)
[***]

Exhibit 8.4.2 : Pre-development activities to be solely performed by Nanya:
[***]

Exhibit 8.4.3 : Basic development activities to be solely performed by QAG
[***]